Exhibit 99(a)
                         MAGELLAN PETROLEUM CORPORATION
                                  news release

                               MAGELLAN KOTANEELEE
                             REVENUE SHARE INCREASED


         MADISON, Conn., May 23, 2001 Magellan Petroleum Corporation (NASDAQ:
MPET; Boston & Pacific: MPC) said the Company has been informed by one of the Kotaneelee gas field working interest partners that Magellan's carried interest account reached undisputed payout status on January 19, 2001. According to the spokesman, the field generated total net revenues of approximately $5,700,000 (Cdn.) in January after the payout date and Magellan's 2.7% share was approximately U.S.$100,000. The Company had previously reported on May 3, 2001 that it expected to receive aggregate net proceeds for the two months ended February 28, 2001 of approximately U.S.$100,000.

         Statements in this press release that are not historical in nature are intended to be - and are hereby identified as -- "forward-looking statements" for purposes of the "Safe Harbor Statement" under the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those indicated in the forward-looking statements. Among these uncertainties are the cost, duration and ultimate outcome of the Kotaneelee gas field litigation, oil and gas prices, levels of oil and gas production and capital expenditures which may be made by operators of properties in which the Company has interests.


                          Contact: James R. Joyce, at (203) 245-7664